May 21, 2020

CarrierEQ, Inc.
186 Lincoln Street, Third Floor
Boston, Massachusetts 02111

Re: *Letter Agreement*

Ladies and Gentlemen:

Reference is made to that certain: (a) Convertible Note Purchase and Call Option Agreement, dated as of September 11, 2018, by and among Via Varejo S.A., a corporation organized under the laws of the Federative Republic of Brazil ("**VV**"), CarrierEQ, Inc., a Delaware corporation d/b/a/ Airfox (the "**Airfox**"), Victor Santos, as Sellers' Representative, and the Stockholders party thereto, as amended by that certain First Amendment to the Convertible Note Purchase and Call Option Agreement, dated as of June 10, 2019 (the "**Call Option Agreement**") and (b) the Stock Purchase Agreement, dated as of May 21, 2020, by and among Lake Niassa Empreendimentos e Participações Ltda., a limited liability company duly organized under the laws of the Federative Republic of Brazil ("**Lake Niassa**"), Airfox, Victor Santos, in his capacity as Sellers' Representative, and the Sellers party thereto (the "**Purchase Agreement**"). Capitalized terms used in this letter agreement (this "**Letter Agreement**") but not defined herein shall have the meanings ascribed to such terms in the Call Option Agreement or in the Purchase Agreement, as applicable.

Whereas, VV and Lake Niassa are parties to that certain Assignment and Assumption Agreement dated as of February 19, 2020, by and between VV and Lake Niassa (the "**Assignment and Assumption Agreement**"), pursuant to which (i) VV assigned to Lake Niassa all of VV's rights to consummate the Call Transaction (as defined in the Assignment and Assumption Agreement), and (ii) Lake Niassa assumed all of VV's duties and obligations related to the Call Transaction arising under the Call Option Agreement and the Call Exercise Notice (as defined under the Assignment and Assumption Agreement), and agreed to be bound by all of the terms, conditions and provisions contained in the Call Option Agreement and the Call Exercise Notice.

Whereas, VV, Lake Niassa, Airfox and Victor Santos (in his capacity as Sellers' Representative) desire to enter into this Letter Agreement to amend and restate the term "Diligence Liabilities" as set forth in the Purchase Agreement thereby defining such term with specificity as contemplated by the Call Option Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Definition of Diligence Liabilities. Notwithstanding anything to the contrary set forth in the Call Option Agreement or the Purchase Agreement, the term "Diligence Liabilities" as used in the Purchase Agreement shall include only the following:

(i) Claims by the United States Internal Revenue Service made after the Closing for unpaid U.S. federal taxes due and owing by the Company for periods prior to Closing for (i) not having recognized gain or income in the exchange of AirTokens (transferred to investors) for Bitcoin and Ether in the years ended September 30, 2017 & 2018 and (ii) not having recognized potential gain in the sale of Bitcoin and Ether in the year

ended September 30, 2018,identified and described with reasonable specificity in pages 16, 58, 58 and 60 of the Deloitte report dated September 30, 2019;

(ii) Third-party claims for potential liabilities associated with Brazilian labor matters involving AFB resulting from or in connection with actions prior to Closing, including but not limited to the matters disclosed in Sections 5(o)(ii) and 5(o)(vii) of the Disclosure Schedules to the extent such matters relate to Brazilian employees, executives and or contractors of AFB; and

(iii) Any liabilities related to, arising after the Closing from or in connection with the litigation against AFB filed in the 41° Civil Circuit Court of Sao Paulo in August 2019 by GAD Red Propaganda Ltda., as disclosed in Section 5(p)(i) of the Disclosure Schedules.

2. Integration with Purchase Agreement. This Letter Agreement is executed to implement and update certain matters contemplated in the Purchase Agreement and the Call Option Agreement (including amending and restating the definition of "Diligence Liabilities" as used in the Purchase Agreement) and shall form a part of the Purchase Agreement, and the provisions of the Purchase Agreement, as amended and updated by this Letter Agreement, are hereby ratified and confirmed in all respects.

3. Amendment. Except as specifically provided for in this Letter Agreement, no changes, amendments or other modifications have been or are being made to the terms of the Purchase Agreement.

4. Miscellaneous. The provisions of Section 8(b) (No-Third Party Beneficiaries), Section 8(d) (Successors and Assigns), Section 8(e) (Counterparts), Section 8(f) (Headings), Section 8(g) (Notices), Section 8(h) (Governing Law), Section 8(i) (Amendments and Waivers), Section 8(j) (Severability), Section 8(k) (Amendment), Section 8(l) (Construction) and Section 8(n) (Specific Performance) of the Purchase Agreement shall apply *mutatis mutandis* to this Letter Agreement.

[*Signature Page Follows*]

Please confirm your agreement to the foregoing by signing and returning to us the enclosed copy of this Letter Agreement.

Sincerely,

LAKE NIASSA EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

DocuSigned by: Orivaldo Padilha F9059577A3FD452...
DocuSigned by: 8C9D6C89DBC6490...

By: ______________________

Name: Orivaldo Padilha | Helisson Brigido Andrade Lemo

Title: Executive Officer | Executive Officer

VIA VAREJO S.A.

DocuSigned by: Orivaldo Padilha F9059577A3FD452...
DocuSigned by: 8C9D6C89DBC6490...

By: ______________________

Name: Orivaldo Padilha | Helisson Brigido Andrade Le

Title: Financial Vice-President and Investor Relations Officer | Vice-President of Digital Innovation and Human Resources